UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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TRC Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SHAREHOLDERS’ MEETING TO BE HELD MAY 10, 2007

To Our Shareholders:

A Meeting of Shareholders of TRC Companies, Inc. will be held Friday, May 10, 2007 at 2:00 p.m., at the Princeton Club of New York, 15 West 43rd Street, New York, NY 10036, to consider and take action on the following items:

1.                The election of eight directors for the ensuing year;

2.                The approval to the Company’s 2007 Equity Incentive Plan;

3.                The ratification of the appointment of Deloitte & Touche LLP as independent auditors to audit the Company’s financial statements for the fiscal year ending June 30, 2007; and

4.                Such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on April 16, 2007 will be entitled to vote at the meeting.

Shareholders who do not expect to attend the meeting and wish their shares voted pursuant to the accompanying proxy are requested to sign and date the proxy and return it as soon as possible in the enclosed reply envelope.

By Order of the Board of Directors

Martin H. Dodd
Senior Vice President, General Counsel and Secretary
Dated at Windsor, Connecticut
April 16, 2007

TRC Companies, Inc.

21 Griffin Road North   Windsor, Connecticut 06095

Telephone 860-298-9692   Fax 860-298-6399

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of TRC Companies, Inc. (the “Company”) from the holders of the Company’s Common Stock for the Shareholders’ Meeting to be held May 10, 2007, and any adjournments thereof. The giving of a proxy does not affect your right to vote should you attend the Meeting in person, and the proxy may be revoked at any time before it is voted by voting in person at the Meeting or by giving the Secretary of the Company a signed instrument revoking the proxy or a signed proxy of a later date. Each properly executed proxy not revoked will be voted in accordance with instructions therein. If no instructions are specified in the proxy, it is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees named therein as directors of the Company and FOR the matter described in items 2 and 3 in the Notice of Meeting.

With respect to all matters expected to be presented for a vote of shareholders, the presence, in person or by duly executed proxies, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum in order to transact business. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon. Under the rules of the New York Stock Exchange, the approval of the new Equity Incentive Plan requires the affirmative vote of a majority of the votes cast, provided that the total votes cast represent a majority of the outstanding stock entitled to vote thereon. In addition, under Delaware law the approval of the new Equity Incentive Plan and the ratification of the appointment of the independent auditors requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon.

Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal (other than with respect to the election of directors). Shares held by nominees that are present but not voted on a proposal because the nominees did not have discretionary voting power and were not instructed by the beneficial owner (“broker non-votes”) will be counted as present in determining whether a quorum exists, and will be disregarded in determining whether a proposal has been approved.

The Company’s Annual Report on Form 10-K, including financial statements, for the year ended June 30, 2006, is being mailed to shareholders along with the Notice of Meeting and Proxy Statement. The financial statements and the discussion and analysis by management of the Company’s results of operations and financial condition contained in the Annual Report of the Company for the year ended June 30, 2006 are incorporated herein by reference.

The record date for determining those shareholders entitled to vote at the Annual Meeting was April 16, 2007. On that date, the Company had 18,212,210 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

The mailing address of the Company’s principal executive office is 21 Griffin Road North, Windsor, CT 06095-1563, and the approximate date on which this Proxy Statement and the form of proxy are first being sent to shareholders is April 17, 2007.

PRINCIPAL SHAREHOLDERS

The table below sets forth information as of December 31, 2006 with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
Peter L. Kellogg(1)	3,229,295	17.86
48 Wall Street, c/o IAT Reinsurance Co. Ltd.
New York, NY 10005
The Clark Estates(2)	1,991,331	11.01
One Rockefeller Plaza, 31st Floor
New York, NY 10020
Royce & Associates, LLC(3)	1,558,800	8.62
1414 Avenue of the Americas
New York, NY 10019
Fletcher International, Ltd.(4)	1,314,483	7.27
c/o A.S.&K. Services Ltd.
41 Cedar Avenue
Hamilton HM EX Bermuda
Jeffrey L. Gendell(5)	1,198,128	6.63
55 Railroad Avenue
Greenwich, CT 06830
Richard D. Ellison(6)	1,071,531	5.93
Former Chairman and Director of the Company
21 Technology Drive
Irvine, CA 92618
Tocqueville Asset Management L.P.(7)	941,683	5.21
40 West 57th Street
New York, NY 10019

(1)          Based on information set forth on a Form 4 Statement of Changes in Beneficial Ownership filed with the Securities and Exchange Commission (“SEC”) on November 13, 2006. Of these shares, 1,679,800 are held by IAT Reinsurance Co., Ltd. (of which Mr. Kellogg is the sole holder of voting stock).

(2)          Based solely on information set forth on a Schedule 13D/A filed with the SEC on July 25, 2006.

(3)          Based solely on information set forth on a Form SC 13G/A filed with the SEC on January 25, 2007.

(4)          Based on information set forth on Form SC 13G filed with the SEC on February 14, 2007 by its affiliate Fletcher Asset Management, Inc.

(5)          Based solely on information set forth on a Form SC 13/GA filed with the SEC on February 13, 2007.

(6)          Based solely on information set forth on a Form 5 Annual Statement of Changes in Beneficial Ownership filed with the SEC on August 15, 2006. The amount above includes 514,000 shares that may be acquired within sixty (60) days by the exercise of outstanding options.

(7)          Based solely on information set forth on a Form SC 13G filed with the SEC on February 14, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Your vote is requested in favor of the eight individuals named in the following table, each to serve for a one-year term and until his successor is duly elected and qualified. The Board, pursuant to the recommendations of the Company’s Nominating and Corporate Governance Committee, has selected the eight persons named below as nominees to the Board. All of the nominees were elected directors at the 2004 Annual Meeting, except for Mr. Duff who was appointed to the Board in February 2006, and Mr. Boehlert who was appointed to the Board in January 2007.

Should any of such nominees become unable to serve as a director prior to election, the persons named in the proxy will vote for the election of a substitute nominee, if any, designated by the Board of Directors. All nominees have consented to serve as directors.

Name, Principal Occupation		Served as
During Past Five Years and		Director
Other Corporate Directorships	Age	Since
Christopher P. Vincze(1)	45	2005
Chairman of the Board, President and
Chief Executive Officer of the Company,
formerly Managing Director of Marsh Inc.
and former President and Chief Operating Officer
of ATC Group Services, Inc.
Sherwood L. Boehlert(3)(4)	70	2007
Former United States Congressman
from the State of New York
Friedrich K. M. Bohm(4)	65	2004
Chairman of the architectural firm of NBBJ
and Director of M/I Homes, Inc.
Stephen M. Duff(2)(4)	43	2006
Chief Investment Officer of Clark Estates Inc.;
also a director of Viewpoint Corporation
and Easylink Corporation
Edward G. Jepsen(4)	63	1989
Director and former Executive Vice President
and Chief Financial Officer of Amphenol Corporation;
also a Director of Gerber Scientific, Inc.
ITC Holdings Corp.
Edward W. Large, Esq.(4)	76	1990
Formerly Executive Vice President and Director
of United Technologies Corporation
John M. F. MacDonald(4)	80	2001
Formerly Member of the Executive Committee
and Director of Parker/Hunter Incorporated
J. Jeffrey McNealey, Esq.(4)	63	1985
Partner in the law firm of Porter, Wright, Morris & Arthur

(1)          Mr. Vincze was elected to the Board in October of 2005; became President and Chief Executive Officer of the Company as of January 1, 2006 and was elected as Chairman of the Board of Directors on November 14, 2006.

(2)          Mr. Duff was elected to the Board pursuant to the provisions of a Stock Purchase Agreement dated March 6, 2006 which provides that so long as Federal Partners, LP holds at least five percent of the outstanding capital stock of the Company, the Company will take steps reasonably necessary to ensure Mr. Duff’s election to the Board.

(3)          Mr. Boehlert was appointed to the Board following the January 14, 2007 meeting of the Board.

(4)          The Board has determined that each of these directors is “independent” as defined under Section 303A.02 of the New York Stock Exchange Listed Company Manual (the “Manual”), and the Board has determined that no material relationships exist between any independent director and the Company.

At the Annual Meeting held on November 19, 2004, approximately 87% of the total number of shares entitled to vote at that Annual Meeting for the election of directors were represented in person or by proxy. More than 97% of the shares voting at that Annual Meeting were cast in favor of each of the foregoing directors other than Messrs. Boehlert and Duff who were not standing for election at that time.

The affirmative vote of a plurality of the votes cast at the Meeting is required to elect each nominee.

The Board of Directors unanimously recommends a vote “FOR” the election of the above nominees as directors of the Company.

BOARD MEETINGS AND COMMITTEES

The standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition to regular Board meetings, the independent directors of the Company meet periodically as a group.

The Audit Committee of the Board of Directors is currently composed of Messrs. Jepsen (Chairman), Large, MacDonald and McNealey. The Audit Committee discusses with the Company’s independent auditors the audit plan, the Company’s consolidated financial statements and matters described in Statement on Auditing Standards No. 61, Communications with Audit Committees. The Audit Committee reports to the Board of Directors. It also recommends to the Board the selection and compensation of the independent auditors for the Company. The Board has determined that each member of the Audit Committee is “independent” as defined in Section 303A.02 of the Manual. The Board of Directors has also determined that Mr. Jepsen is an “audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K. The Audit Committee is governed by a Charter which has been adopted by the Board of Directors and is available on the Company’s website at www.trcsolutions.com.

The Compensation Committee of the Board of Directors is currently composed of Messrs. Large (Chairman), Bohm, Duff, MacDonald and McNealey. The Board has determined that each member of the Compensation Committee is independent as defined in Section 303A.02 of the Manual. The Committee approves the general salary scale, annual bonus and long-term incentive awards for executive management of the Company and its subsidiaries and specifically establishes the compensation package for the chief executive officer. The Committee’s actions are discussed more fully in the Compensation Committee Report on Executive Compensation. The Compensation Committee is governed by a Charter which has been adopted by the Board of Directors and is available on the Company’s website at www.trcsolutions.com.

The Nominating and Corporate Governance Committee of the Board of Directors is currently composed of Messrs. McNealey (Chairman), Bohm, MacDonald and Large. The Committee reviews the organization, structure, size and composition of the Board and recommends to the Board corporate governance principles applicable to the Company and nominees to serve as directors. The Nominating and Corporate Governance Committee is governed by a Charter which has been adopted by the Board of Directors and is available on the Company’s website at www.trcsolutions.com. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in Section 303A.02 of the Manual. The Committee has developed, and the Board of Directors has approved, Corporate Governance Guidelines which assist the Committee in evaluating qualified candidates for the Board of Directors among individuals recommended to or identified by it. The guidelines are available on the Company’s website at www.trcsolutions.com.

Directors are expected to possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. We endeavor to have a Board representing a diverse experience at policy-making levels and in areas that are relevant to the Company’s activities in general. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and committed to serve on the Board for an extended period of time. Directors shall not hold any directorships that could interfere with their ability to perform the duties of Directors of the Company. In accordance with the Corporate Governance Guidelines, the Chair of the Nominating and Corporate Governance Committee presides at all meetings of independent directors, or, in such person’s absence, an independent director designated by those directors present shall preside. Accordingly, Mr. McNealey presides at executive sessions of non-management directors without management present. Interested parties can communicate with the presiding director by contacting the Company’s Corporate Secretary. Shareholders who wish to suggest nominees for election to the Board should contact the Secretary of the Company at 21 Griffin Road North, Windsor, Connecticut 06095, stating in detail the qualifications of such person for consideration by the Nominating and Corporate Governance Committee.

COMPENSATION OF DIRECTORS

Each independent director of the Company receives an annual retainer of $35,000 payable at each director’s election in cash or common stock and subject to deferral under the Directors’ Deferred Compensation Plan. Directors who are also employees of the Company or any of the Company’s subsidiaries receive no remuneration for serving as directors. In addition, the directors participate in the Company’s Stock Option Plan. In January 2006, each independent director serving at that time other than Mr. McNealey was granted options to purchase 12,000 shares of the Company’s common stock at an exercise price of $9.92 pursuant to the Company’s Stock Option Plan. Given his status as Senior Director and the additional duties attendant thereto, Mr. McNealey was granted options to purchase 20,000 shares in January 2006 at the aforementioned exercise price. Mr. Duff received 12,000 options at an exercise price of $11.07 per share upon his election to the Board at the end of February 2006. All of the aforementioned stock options have ten-year terms and vest as follows: one-third on the first anniversary of grant and one-third on each of the second and third anniversaries of the date of grant.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of April 1, 2007, the total number of shares of the Company’s Common Stock beneficially owned by each director and named executive officer of the Company and all directors and executive officers as a group, based upon information furnished by each director and executive officer.

	Amount and Nature
	of Beneficial Ownership (1)
	Number	Percent of
Name of Individual or Group	of Shares	Class(2)
Richard D. Ellison(3)	1,071,531	5.8%
Christopher P. Vincze(4)	53,333	*
Timothy D. Belton(5)	—	*
John H. Claussen(6)	154,387	*
Glenn E. Harkness(7)	111,427	*
Michael C. Salmon(8)	158,850	*
Friedrich K.M. Bohm(9)	19,707	*
Edward Jepsen(10)	402,732	2.2%
Edward Large(11)	162,924
John MacDonald(12)	77,394	*
J. Jeffrey McNealey(13)	140,191	*
Stephen Duff(14)	6,192	*
Sherwood L. Boehlert(15)	—	*
All directors and executive officers as a group (15 individuals)(16)	2,396,322	12.3%

                 * Less than 1%

       (1) The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after December 31, 2006 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

       (2) Based on 18,082,252 shares of common stock outstanding at December 31, 2006.

       (3) Includes 514,000 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options.

       (4) Includes 53,333 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options.

       (5) No shares may be acquired within sixty (60) days by the exercise of outstanding stock options.

       (6) Includes 146,475 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options.

       (7) Includes 98,250 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options.

       (8) Includes 141,750 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options.

       (9) Includes 14,000 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options and 5,707 shares earned pursuant to the Directors’ Deferred Compensation Plan.

(10) Includes 110,000 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options and 10,582 shares earned pursuant to the Directors’ Deferred Compensation Plan..

(11) Includes 59,000 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options and 4,874 shares earned pursuant to the Directors’ Deferred Compensation Plan.

(12) Includes 37,125 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options and 10,269 shares earned pursuant to the Directors’ Deferred Compensation Plan.

(13) Includes 82,666 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options and 10,165 shares earned pursuant to the Directors’ Deferred Compensation Plan..

(14) Includes 4,000 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options and 1,792 shares earned pursuant to the Directors’ Deferred Compensation Plan..

(15) Mr. Boehlert was elected to the Board of Directors on January 19, 2007.

(16) Includes 1,347,342 shares for fifteen directors and officers that may be acquired within sixty (60) days by the exercise of outstanding stock options and 43,390 shares held pursuant to the Directors’ Deferred Compensation Plan.

EXECUTIVE OFFICERS

Executive Officers

The following table presents the name and age of each of the Company’s executive officers during fiscal 2006, their present positions with the Company and date of appointment thereto, and other positions held during the past five years, including positions held with other companies and with subsidiaries of the Company:

Name and Age		Present Position and Date of Appointment	Other Positions Held During Last Five Years
Christopher P. Vincze	45	Chairman of the Board (November 2006), President and Chief Executive Officer (January 2006)	Senior Vice President and Chief Operating Officer (May 2005); Managing Director, Marsh Inc. (April 2003); President and Chief Operating Officer, ATC Group Services, Inc. (1998)
Richard D. Ellison	67	Former Chairman of the Board (resigned October 2006) and former President and Chief Executive Officer (retired December 2005)
Timothy D. Belton	41	Senior Vice President and Chief Operating Officer (March 2006)	Director, Glass & Associates (May 2004); Managing Member, Braeburn Capital Partners (May 2001)
John H. Claussen(1)	58	Senior Vice President (August 1992)
Martin H. Dodd	53	Senior Vice President, General Counsel and Secretary (February 1997)
Glenn E. Harkness	59	Senior Vice President (September 1997)
Carl d. Paschetag, Jr.	47	Senior Vice President and Chief Financial Officer (April 2006)	Senior Vice President (February 2006); Vice President and Controller, Clean Harbors, Inc. (June 1997)
Michael C. Salmon	51	Senior Vice President (June 2000)

(1)          Mr. Claussen retired from the Company as of March 30, 2007.

COMPENSATION OF EXECUTIVE OFFICERS

a)   Summary Compensation Table

The Summary Compensation Table that follows sets forth the compensation for services in all capacities earned by those who served during fiscal 2006 as the Company’s Chairman, Chief Executive Officer and President and the other four most highly compensated executive officers of the Company and its subsidiaries (the “named executive officers”) for each of the three years in the period ended June 30, 2006.

Summary Compensation Table

				Long-Term
				Compensation(2)(3)
		Annual Compensation(1)		Option	All Other
Name and Principal Position	Year	Salary ($)	Bonus	Awards (#)	Compensation($)(4)
Richard D. Ellison(5)	2006	$231,523	$—	—	$3,082
Former Chairman of the	2005	424,100	—	32,000	5,600
Board, President and Executive	2004	386,700	20,000	32,000	5,700
Chief Executive Officer
Christopher P. Vincze(6)	2006	344,810	87,500	50,500	4,777
Chairman of the Board,	2005	40,048	—	60,000	—
President and Chief
Executive Officer
Timothy D. Belton(7)	2006	69,231	25,000	75,000	—
Senior Vice President and
Chief Operating Officer
John H. Claussen	2006	259,626	25,000	15,000	8,039
Senior Vice President	2005	258,700	—	13,000	6,500
	2004	251,500	15,000	13,000	6,000
Glenn E. Harkness	2006	273,270	—	15000	7,577
Senior Vice President	2005	220,500	—	10,000	6,000
	2004	195,500	15,000	10,000	5,800
Michael C. Salmon	2006	295,351	—	15,000	7,384
Senior Vice President	2005	258,200	—	13,000	5,900
	2004	240,900	15,000	13,000	6,000

(1)          Pursuant to the rules on executive compensation disclosure adopted by the Securities and Exchange Commission, no amounts for executive perquisites and other personal benefits are shown because the aggregate dollar amount per executive is less than either $50,000 or 10% of annual salary and bonus.

(2)          Options are granted at 100% of market price of the underlying Common Stock on the date of grant. The Company has not made any restricted stock awards, and its long-term incentive awards to executive officers consist of stock options and bonuses.

(3)          All indicated options granted through December 31, 2005 have ten-year terms; one-third vest immediately upon grant and the remainder vest equally on the first and second anniversaries of grant. Options granted after December 31, 2005 also have ten-year terms, but vest one-third upon the first anniversary of grant and the remainder equally on the second and third anniversaries of grant.

(4)          Amounts of all other compensation include contributions by the Company under its 401(k) retirement and savings plan.

(5)          Dr. Ellison retired as President and Chief Executive Officer as of January 1, 2006 and as Chairman of the Board as of October 29, 2006, but continued to receive certain compensation pursuant to his Retirement Agreement dated October 12, 2005.

(6)          Mr. Vincze joined the Company in May 2005 as Chief Operating Officer. He was promoted to President and Chief Executive Officer on January 1, 2006 and additionally became Chairman of the Board in November 2006.

(7)          Mr. Belton joined the Company in March 2006 as Senior Vice President and Chief Operating Officer. His employment agreement provides for an annual base salary of $300,000, an initial bonus of $75,000 to be payable in three installments of $25,000 in March, June and September 2006, and a bonus of $150,000 payable in March 2007.

b)   Option Grants in Last Fiscal Year

The following table sets forth information concerning individual grants of options to purchase the Company’s Common Stock during the 2006 fiscal year to the named executive officers. The Company does not have a program to grant stock appreciation rights.

Options Granted in Last Fiscal Year
Individual Grants
							Potential Realizable
			% of				Value at Assumed
	Number		Total				Annual rates of Stock
	of Shares		Options	Exercise or	Market		Price Appreciation
	Underlying		Granted in	Base Price	Price on	Expiration	For Option term
Name	Options Granted		Fiscal 2006	($/Share)	Grant Date	Date	5%	10%
Richard D. Ellison	—		—	—	—		$—	$—
Christopher P. Vinzce	40,000	(1)	8.9	9.92	9.92	1/25/2016	249,545	632,397
Christopher P. Vinzce	10,500	(1)	2.3	10.50	10.50	5/16/2016	69,336	175,710
Timothy D. Belton	75,000	(1)	16.7	11.42	11.42	3/6/2016	538,648	1,365,040
John H. Claussen	15,000	(1)	3.3	9.92	9.92	1/25/2016	93,580	237,149
Glenn E. Harkness	15,000	(1)	3.3	9.92	9.92	1/25/2016	93,580	237,149
Michael C. Salmon	15,000	(1)	3.3	9.92	9.92	1/25/2016	93,580	237,149

Each option cumulatively vests as to one-third of the shares on the first, second and third anniversaries of the grant date and expires ten years from the grant date.

c)   Aggregated Option Exercises in Last Fiscal Year and Option Values at Fiscal Year End

The following table provides information with respect to the named executive officers concerning the exercise of stock options during the 2006 fiscal year and unexercised options held as of the end of the fiscal year:

			Number of Shares		$ Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options
	Shares Acquired	$ Value	Options at June 30, 2006		at June 30, 2006(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard D. Ellison	—	$—	503,333	10,667	$2,213,560	$—
Christopher P. Vincze	—	—	40,000	70,500	—	24,715
Timothy D. Belton	—	—	—	75,000	—	—
John H. Claussen	—	—	137,141	19,334	421,937	9,150
Glenn E. Harkness	3,375	33,784	89,916	18,334	301,250	9,150
Michael C. Salmon	—	—	132,416	19,334	423,173	9,150

(1)          Based upon the closing price of the Company’s Common Stock on June 30, 2006 of $10.53.

d)   Employment Contracts and Termination/Change-In-Control Arrangements

On March 18, 2005, the Company entered into an Employment Agreement with Christopher P. Vincze, pursuant to which the Company employed Mr. Vincze as Chief Operating Officer (the “Agreement”) commencing on May 2, 2005 (the “Start Date”). On October 12, 2005, Mr. Vincze was elected to the Company’s Board of Directors and appointed Chief Executive Officer and President effective January 1, 2006. On January 25, 2006 the agreement was amended and restated.

The Agreement expires on December 31, 2008 (the “Initial Term”). If Mr. Vincze remains employed by the Company after the expiration of the Initial Term, it is anticipated that Mr. Vincze will continue his employment at-will upon terms and conditions generally available to senior management, subject to Mr. Vincze’s right to receive severance if he resigns for Good Reason (as defined in the Agreement) or the Company terminates his employment without Cause (as defined in the Agreement).

Under the Agreement, Mr. Vincze’s initial base salary was $297,500 per year. Upon Mr. Vincze’s promotion to Chief Executive Officer and President of the Company his base salary was increased to $400,000 per year. Mr. Vincze was paid an initial bonus of $50,000 on July 1, 2005 and received a bonus of $37,500 effective January 1, 2006. Mr. Vincze may also receive additional bonuses under the Company’s key person bonus plan.

Under the Agreement, Mr. Vincze was initially granted ten-year options to purchase 60,000 shares of the Company’s common stock at $13.82 per share, the closing price of the Company’s common stock on the trading day immediately preceding his start date. The options vest in equal one-third increments, one-third vest immediately and the remainder vest equally on the first and second anniversaries of grant. The options will vest and become fully exercisable upon a Change of Control (as defined in the Agreement) or upon termination of employment by Mr. Vincze for Good Reason or by the Company without Cause. Mr. Vincze will also be eligible to receive additional stock options under the Company’s Restated Stock Option Plan and will be given consideration thereunder in accordance with his role in the Company.

If the Company terminates Mr. Vincze’s employment for any reason other than death, disability, or Cause (as defined in the Agreement), the Company will pay Mr. Vincze a lump sum payment equal to the greater of (i) the compensation due to Mr. Vincze under this Agreement for the remainder of the Initial Term, but not exceeding 24 months or (ii) one (1) year of base salary. In addition, the Company will pay Mr. Vincze his accrued base salary, accrued but unused vacation, and pro-rated bonuses (if any) as described above through the date of such termination. During the period for which severance is paid, the Company will also pay for all of the benefits Mr. Vincze is entitled to under the Agreement.

If Mr. Vincze terminates the Agreement for Good Reason, the Company will pay Mr. Vincze a lump sum payment equal to one times his base salary. In addition, the Company will pay Mr. Vincze his accrued base salary, accrued but unused vacation,  and prorated bonuses as described above (if any) through the date of such termination. The Company will also pay for all benefits Mr. Vincze is entitled to for a period of one year.

If Mr. Vincze dies or becomes permanently disabled, Mr. Vincze, his beneficiaries or estate, as applicable, will receive from the Company an amount, if any, by which amounts paid under the applicable insurance policies are less than Mr. Vincze’s annual base salary under the Agreement. In addition, Mr. Vincze, his beneficiaries or estate, as applicable, will receive a prorated portion of the bonuses described above and any accrued but unused vacation.

On October 12, 2005, the Company entered into a Retirement Agreement with Dr. Richard D. Ellison whereby he retired as President and Chief Executive Officer as of January 1, 2006. Dr. Ellison continued as Chairman of the Board of Directors following his retirement until his resignation from the Board in October 2006.

The Retirement Agreement provided that following Dr. Ellison’s retirement as President and Chief Executive Officer, he would be paid an amount equal to his then current base salary through April 1, 2007, with a payment equal to six months’ salary being made on July 3, 2006 and the remainder to be paid in accordance with the Company’s normal payroll practices for senior management. All unvested stock options held by Dr. Ellison at October 29, 2006, when he departed from the Board of Directors immediately vested and will remain exercisable for one year after such departure. Dr. Ellison’s health insurance benefits and his current life insurance policy shall be continued through June 30, 2007, and the lease on his automobile was continued for the remainder of the term of that lease, for his exclusive benefit. Additionally, Dr. Ellison was reimbursed for his current country club membership through December 31, 2006.

The Retirement Agreement also provides that Dr. Ellison will not directly or indirectly compete with the Company, or solicit any employee of TRC to compete with the Company, until October 29, 2007.

On March 6, 2006, the Company entered into an Employment Agreement with Timothy D. Belton, pursuant to which the Company employed Mr. Belton as Chief Operating Officer (the “Belton Agreement”). Mr. Belton began his employment with the Company on March 27, 2006.

Mr.  Belton has the title and responsibilities of Senior Vice President and Chief Operating Officer, and also served as interim Central Region General Manager. Within twelve (12) months of his commencing full-time employment and contingent on Mr. Belton meeting mutually agreeable operations goals, and subject to the approval of the Company’s Board of Directors, Mr. Belton will be eligible to be promoted to President of the Company.

The Belton Agreement has a term of three years (the “Term”). If Mr. Belton remains employed by the Company after the expiration of the Term, it is anticipated that Mr. Belton will continue his employment at-will with the Company upon terms and conditions generally available to senior management.

Under the Belton Agreement, Mr. Belton’s initial base salary will be $300,000 per year. Upon Mr. Belton’s promotion to President of the Company, Mr. Belton’s base salary would increase to $350,000 per year. Mr. Belton was paid an initial bonus of $75,000, in three installments of $25,000 each, one on the date he commenced full-time employment, and one each on the 91st and 181st days thereafter. Mr. Belton was also paid a bonus of $150,000 on the anniversary of the date upon which he commenced full-time employment and will participate in the Company’s bonus plan for executive management.

Under the Belton Agreement the Company granted Mr. Belton ten-year options to purchase 75,000 shares of the Company’s common stock (the “Belton Options”) pursuant to the Company’s Restated Stock Option Plan. The exercise price of the Belton Options was the closing price of the Company’s common stock on the effective date of the Belton Agreement. The Belton Options will vest and be exercisable with respect to 25,000 shares on the first anniversary of the date of grant, and will vest and become exercisable with respect to an additional 25,000 shares on each of the second and third anniversaries of the date of grant. The Belton Options will vest and become fully exercisable upon a Change of Control (as defined in the Belton Agreement) or upon termination of Mr. Belton’s employment by Mr. Belton for Good Reason (as defined in the Belton Agreement) or by the Company without Cause (as defined in the Belton Agreement). Mr. Belton also will be eligible to receive stock options under the Company’s Restated Stock Option Plan and will be given consideration thereunder in accordance with his role in the Company.

If the Company terminates Mr. Belton’s employment for any reason other than death, disability, or Cause, the Company will pay to Mr. Belton a lump sum payment equal to the base salary due Mr. Belton under the Belton Agreement for one (1) year (the “Severance Period”). In addition, the Company will pay Mr. Belton his accrued base salary, accrued but unused vacation, and pro-rated bonuses as described above (if any) through the date of such termination. The Company will also pay a lump sum payment for the cost of all of the benefits Mr. Belton is entitled to under the Belton Agreement for the Severance Period.

Under the Belton Agreement, if Mr. Belton terminates the Belton Agreement for Good Reason, the Company will then pay to Mr. Belton a lump sum payment equal to one times his base salary. In addition, the Company will pay to Mr. Belton his accrued base salary, accrued but unused vacation, and prorated bonuses as described above (if any) through the date of such termination. The Company will also pay for all benefits Mr. Belton is entitled to for a one-year period.

In fiscal 1999, the Company adopted a Termination Policy for Key Persons which provides for certain termination benefits. In the event of a termination of employment within one year of a change in control (as defined), Messrs. Claussen and Salmon would be entitled to receive a payment equal to one year’s salary. Mr. Harkness would be entitled to a payment equal to six months’ salary under such circumstances. Vesting of all stock options will automatically accelerate in full upon a change of control as defined in the Company’s Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the New York Stock Exchange. Officers, directors and 10% Stockholders are required to furnish the Company with copies of all Forms 3, 4, and 5 they file. Based solely on the Company’s review of the copies of such forms it has received, the Company believes all applicable transactions during the fiscal year ended June 30, 2006 of officers, directors and 10% stockholders have been disclosed  Mr. Belton’s option grant was disclosed on a Form 3 dated March 23, 2007, and Mr. Vincze’s option grant was disclosed on a Form 5 dated August 15, 2006.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee during the fiscal year ended June 30, 2006 were independent directors, and none of them were our employees or former employees. During the fiscal year ended June 30, 2006, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) is composed of five independent directors. The Committee is responsible for approving the compensation of the Company’s executive officers. The Committee seeks to achieve the following objectives:

•       Review and approve the Company’s compensation strategy to ensure that management is rewarded fairly for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and shareholder interests and permits the Company to hire and retain the best-qualified management.

•       Competitive pay that allows the Company to attract and retain executive officers with skills critical to the long-term success of the Company;

•       Pay for performance to motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value; and

•       Maintenance of compensation costs that enable the Company to remain competitive in the pricing of its services.

The Company’s executive compensation program includes three principal components:  (1) base salary; (2) annual bonus; and (3) long-term incentive awards. It is the intent of the Committee that executive compensation be linked as directly as possible with the Company’s financial performance and be competitive with the compensation paid to executive officers of similarly situated public companies. In making executive compensation decisions, the Compensation Committee in general considered the level of responsibility, knowledge and experience required and undertook to structure compensation packages to attract, motivate and retain executives of the highest caliber who will contribute to the long-term performance and success of the Company. In fiscal 2006, Mr. Vincze’s compensation consisted of a base salary of $344,810 and bonuses of $87,500.

Base Salary.   Ranges of appropriate base salaries are determined by an analysis of salary data on positions of comparable responsibility within the Company’s business sector. Committee approval of individual salary changes is based on performance of the executive against financial and strategic objectives and position of the executive in the competitive pay range. Consistent with the compensation philosophy discussed above, the Committee’s preference will be to enhance annual bonuses and long-term awards rather than salaries when possible, given competitive salary conditions.

Annual Bonus.   Mr. Vincze’s bonus was based on his employment contract and upon superior performance. In fiscal 2007 the Committee adopted a new executive incentive plan which will reward key executives for overall Company performance as well as the attainment of individual objectives.

Long-Term Incentive Awards.   The purpose of this element of the executive compensation program is to link management pay with the long-term interest of shareholders, rather than performance in one single fiscal year. The Committee is currently using ten-year stock options to achieve the long-term link and has adopted a vesting requirement for the first three years of the grant. The options are granted pursuant to the Company’s Stock Option Plan.

Section 162(m).   Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations thereunder, no federal income tax deduction by a publicly-held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million. Section 162(m) excludes “performance based” compensation from its deductibility limits. The compensation realized upon the exercise of stock options is considered “performance based” if, among other requirements, the plan pursuant to which the options are granted has been approved by the Company’s shareholders and has a limit on the total number of shares that may be covered by options issuable to any plan participant in any given period. To ensure compliance with Section 162(m), the Stock Option Plan provides that the number of shares that may be covered by options issuable to any one plan participant in any 12-month period shall not exceed 100,000. The Committee believes that while tax deductibility is an important factor, it is not the sole factor to be considered in setting executive compensation policy.

Submitted by the Compensation Committee:
Edward W. Large, Chairman
Friedrich K. M. Bohm
Stephen M. Duff
John M.F. MacDonald
J. Jeffrey McNealey

AUDIT COMMITTEE REPORT

The Audit Committee has adopted a Charter which sets out its organization, role and responsibilities.

The Audit Committee has met with management and the Company’s independent auditors and has reviewed and discussed the Company’s audited financial statements as of and for the year ended June 30, 2006.

Additionally, the Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the Company’s independent auditors that firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
Edward G. Jepsen, Chairman
Stephen M. Duff
Edward W. Large
John M. F. MacDonald
J. Jeffrey McNealey

Stock Performance Graph

Comparison of Five-Year Cumulative Total Return Among TRC, S&P 500 Index and Self-Constructed Index of Peer Companies

The annual changes for the five-year period shown in the graph below are based upon the assumption (as required by SEC rules) that $100 had been invested in the Company’s Common Stock on June 30, 2001. The figures presented assume that all dividends, if any, paid over the performance periods were reinvested.

Five-Year Cumulative Total Return

	Jun-01	Jun-02	Jun-03	Jun-04	Jun-05	Jun-06
TRC	$100.00	$76.74	$55.12	$62.29	$43.84	$39.32
S&P 500 Index	100.00	80.84	79.59	93.17	97.46	103.74
Peer Group	100.00	115.74	113.53	158.99	182.80	300.33

The companies included in the self-constructed peer group are: Arcadis NV; Ecology & Environment, Inc.; Tetra Tech, Inc.; URS Corporation; and Versar, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 6, 2006 the Company sold 2,162,162 shares of its common stock in a private placement. The sale resulted in $20,000,000 in gross proceeds to the Company which was primarily used to reduce debt and for general corporate purposes. 1,081,081 of those shares were purchased by Federal Partners, L.P. an affiliate of the Clark Estates. In addition, in that transaction Peter R. Kellogg purchased 381,081 shares with his wife and son purchasing 350,000 shares each. Also, on July 19, 2006, the Company borrowed $5 million from Federal Partners pursuant to a three-year subordinated loan agreement. The loan bears interest at a fixed rate of 9% per annum. In addition, the Company issued to Federal Partners a ten-year warrant to purchase up to 66,000 shares of its common stock at an exercise price equal to $0.10 per share pursuant to a Warrant Agreement dated July 19, 2006.

PROPOSAL 2

APPROVAL OF THE COMPANY’S 2007 EQUITY INCENTIVE PLAN

The following table provides information as of June 30, 2006 for compensation plans under which our equity securities were authorized for issuance:

	a	b	c
Number of Securities
Remaining Available
	Number of Shares		for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
Plan Category	Outstanding Options	Outstanding Options	(Excluding Column (a))
Equity Compensation Plans Approved by Shareholders:
TRC Companies, Inc. Restated Stock Option Plan	3,052,977	$11.49	277,430
Equity Compensation Plans Not Approved by Shareholders:
None	—	—	—
Total	3,052,977	$11.49	277,430

General

Historically, our Board of Directors has relied upon stock options to attract and retain outstanding individuals to serve as the Company’s directors, executive officers and employees, and to align their interests with the interests of the Company’s stockholders. The primary vehicle for this form of compensation currently is the Company’s Restated Stock Option Plan. The Company’s stockholders originally approved the Restated Stock Option Plan in 1979. Subsequently, the Company’s stockholders approved increases in the shares available under the Restated Stock Option Plan, most recently on November 22, 2002 when the number of shares available was increased by 1,000,000.

Our Board has determined that the number of shares remaining under the Restated Stock Option Plan is insufficient to meet the company’s needs of attracting and retaining directors, executive officers and employees, and believes it is important to provide those individuals who bear the primary responsibility for the management, growth and protection of the Company’s business with additional incentives to promote the success of the Company.

Hence, the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) was approved by the Board of Directors effective April 12, 2007, subject to approval by the Company’s stockholders. A copy of the 2007 Plan is attached to this Proxy Statement as Appendix A. The Company’s 2007 Plan is intended to encourage ownership of Shares by selected employees and directors of the Company and its subsidiaries and affiliates and to provide an additional incentive to such employees and directors to promote the Company’s success. Approximately 300 employees and directors would be eligible to participate in the 2007 Plan. The 2007 Plan will be administered by the Company’s Compensation Committee (the “Committee”).

Because the Compensation Committee of the Board of Directors determines in its discretion whether to make awards and the terms and conditions of any awards, the number of shares of the Company’s common stock to be issued under the 2007 Plan is not determinable at this time. The closing price per share of the Company’s common stock as reported on the New York Stock Exchange on April 12, 2007 was $10.04. Based solely upon such closing price, the maximum aggregate market value of the securities to be issued under the 2007 Plan would be $15,060,000.

This proposal is also being submitted to stockholders for approval to ensure qualification of the 2007 Plan under applicable rules of the New York Stock Exchange. In addition, if the 2007 Plan is approved by the Company’s stockholders and the other conditions of Internal Revenue Code Section 162(m) relating to performance-based compensation are satisfied, compensation paid to covered employees pursuant to the 2007 Plan will be deductible under Section 162(m).

Description of Principal Features of the 2007 Plan

The principal characteristics of the 2007 Plan are discussed below. The following summary is not intended to be complete, and reference should be made to Appendix A for a complete statement of the terms and conditions of the 2007 Plan.

The Company may generally grant six types of awards under its 2007 Plan: restricted stock, stock options (including both incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code and nonqualified options (“NQSOs”), which are options that do not qualify as ISOs), phantom stock, stock bonus awards, other awards (including stock appreciation rights) and performance based awards. In addition, the Committee may, in its discretion, make other awards valued in whole or in part by reference to, or otherwise based on, the Company’s common stock.

Subject to shareholder approval, the Company will reserve a total of 1,500,000 shares of common stock for issuance under its 2007 Plan, subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, reclassification, stock split, subdivision reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event. The maximum number of shares of common stock that may be the subject of awards to a participant in any Company tax year is 300,000.

Officers, including the Company’s named executive officers, employees, directors, and affiliates are eligible to receive awards under the 2007 Plan, in the discretion of the Committee. Awards will become exercisable or otherwise vest at the times and upon the conditions that the Committee may determine, as reflected in the applicable award agreement. The Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award, provided that the Committee determines that such acceleration is necessary or desirable in light of the circumstances. Awards also accelerate automatically under the 2007 Plan upon the occurrence of certain events, as described below under “Other Features of the 2007 Plan.”

Restricted Stock.   The Committee may grant restricted shares to eligible persons, in such amounts, at such price, if any, and subject to such terms and conditions as the Committee may determine in its discretion. Except for restrictions on transfer and such other restrictions as the Committee may impose, participants will have all the rights of a stockholder with respect to the restricted stock. Unless the Committee determines otherwise, termination of employment during the restricted period will result in the forfeiture by the participant of all shares still subject to restrictions. If a participant’s employment is terminated “For Cause” (as defined in the 2007 Plan), then the participant will immediately forfeit all shares not vested as of the date of termination.

Stock Options.   Options entitle the holder to purchase shares of common stock during a specified period at a purchase price specified by the Committee. Such price shall not be less than 100% of the fair market value of the shares as determined on the date the option is granted. Each option granted under the 2007 Plan will be exercisable for a period determined by the Committee provided such period shall not be longer than 10 years from the date of grant. Options may be exercised in whole or in part by the payment of cash of the full option price of the shares of common stock purchased.

Phantom Stock.   A phantom stock award is an award of the right to receive upon the vesting date of the award an amount of cash, shares or other property based upon an increase in the value of the shares during the term of the award.

Stock Bonus Awards.   A stock bonus award is an award of shares of common stock made at the discretion of the Committee. Stock bonus awards will be made upon such terms and conditions (if any) as the Committee may determine.

Other Awards (including Stock Appreciation Rights).   Other forms of awards (including any stock appreciation rights, referred to as “Other Awards”) valued in whole or in part by reference to, or otherwise based on, shares may be granted either alone or in addition to other awards under the 2007 Plan. Subject to the provisions of the 2007 Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares to be granted pursuant to such Other Awards and all other conditions of such Other Awards. A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option, or may be granted unrelated to an option.

Performance Awards.   A performance award is an award to be granted to certain covered employees or directors that is based on the attainment of performance goals pre-established by the Committee. If such performance awards should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such performance award shall be contingent upon achievement of a pre-established performance goal and other terms as more particularly set forth in the 2007 Plan.

Performance goals may differ for performance awards granted to any one Participant or to different Participants. The required achievement of performance goals in respect of such performance awards shall be measured over a performance period of one year, or more as specified by the Committee. The performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such performance award or (B) the time 25% of such performance period has elapsed. Subject to the provisions of the 2007 Plan, the Committee may establish unfunded performance award pools for the measuring of Company performance in connection with Performance Awards. Settlement of performance awards shall be in cash, common stock, other Awards or other property, in the Committee’s discretion.

Subject to the provisions of the 2007 Plan, the Committee shall have sole and complete authority to determine other provisions of the performance awards, including without limitation those with respect to amounts of a settlement, form of payment of settlements and circumstances in which such performance awards shall be paid or forfeited in the event of termination of employment by a Participant or other event (including a Change in Control).

Other Features of the 2007 Plan

The 2007 Plan may be amended by the Company’s Board of Directors, subject to stockholder approval where necessary, to satisfy applicable laws or regulatory requirements and for amendments which increase the number of shares of common stock available under the 2007 Plan, materially change the class of persons eligible under the 2007 Plan, or would have the effect of materially increasing the benefits accruing to participants under the 2007 Plan. No award outstanding under the Company’s 2007 Plan may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price without the approval of the Company’s stockholders. The 2007 Plan will terminate on May 10, 2017, unless such term is extended with the consent of the Company’s stockholders. However, awards granted before the termination of the 2007 Plan may extend beyond that date in accordance with their terms.

Awards granted under the 2007 Plan are non-transferable, other than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted by the Committee.

Awards granted under the 2007 Plan terminate upon the Company’s dissolution or liquidation (other than in connection with a merger, consolidation or reorganization). The participant may exercise, immediately prior to the dissolution or liquidation, the award to the extent then exercisable on the date immediately prior to such dissolution or liquidation. Other provisions pertaining to the treatment of Awards held by participants who cease to be employed by, or provide service to, the Company shall be determined by the Committee and set forth in the respective form of Award.

The 2007 Plan also provides that if the Company elects to terminate the 2007 Plan or cash out stock options or stock appreciation rights prior to a non-hostile change of control, then each affected award will accelerate and become fully exercisable immediately prior to the change of control. In the event of a hostile change of control, the 2007 Plan provides that awards to executive officers as well as all other employees and directors will accelerate and become fully exercisable immediately prior to the change of control.

Certain Federal Income Tax Consequences

Set forth below is a discussion of certain United States federal income tax consequences with respect to awards that may be granted pursuant to the 2007 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2007 Plan.

Incentive Stock Options.   In general, no taxable income is realized by a participant upon the grant of an ISO. Shares are issued to participants upon the exercise of options (“Option Shares”). If Option Shares are issued to a participant pursuant to the exercise of an ISO and the participant does not dispose of the Option Shares within the two-year period after the date of grant or within one year after the receipt of such Option Shares by the participant (a “disqualifying disposition”), then, generally (i) the participant will not realize ordinary income with respect to the option and (ii) upon sale of such Option Shares, any amount realized in excess of the exercise price paid for the Option Shares will be taxed to such participant as capital gain. The amount by which the fair market value of the Shares on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant’s “alternative minimum taxable income.”

If Option Shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the Option Shares at the time of exercise (or, if less, the amount realized on the disposition of the Option Shares) over the exercise price paid for the Option Shares.

Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NQSO as discussed below.

Nonqualified Stock Options.   In general, no taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Option Shares at the time of exercise over the exercise price paid for the Option Shares.

In the event of a subsequent sale of Option Shares received upon the exercise of an NQSO, any increase or decrease in value realized on a disposition after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain or loss, assuming the participant holds the shares as a capital asset, in an amount equal to the excess of the sales proceeds for the Option Shares over the participant’s basis in such Option Shares. Such gain or will be long-term gain or short-term gain depending whether the participant’s holding period is more or less than one year.

In the event of a subsequent sale of Option Shares received upon the exercise of an NQSO, any increase or decrease in value realized on a disposition after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain or loss, assuming the participant holds the shares as a capital asset, in an amount equal to the excess of the sales proceeds for the Option Shares over the participant’s basis in such Option Shares. Such gain or loss will be long-term or short-term depending whether the participant’s holding period is more or less than one year

Restricted Stock.   A participant will not recognize any income upon the receipt of restricted stock that is forfeitable unless the holder elects under Section 83(b) of the Internal Revenue Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount, if any, paid for the shares. If the election is made, the holder will not be allowed a loss or other federal tax benefit in respect to the income recognized as a result of the election in the event the amount realized is less than the fair market value of the restricted stock at the time of receipt. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income whether by the election or by reason of the lapse of the restrictions, the Company generally will be entitled to a deduction in the amount of such ordinary income.

Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares.

Other Types of Awards.   The grant of a stock appreciation right will not result in income for the grantee or in a tax deduction for us. Upon the settlement of such a right or the payment of a stock bonus award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

Performance Awards.   The grant of a performance award will not result in income for the grantee or in a tax deduction for the Company. Upon the payment of a performance award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

2007 Plan Benefits

There have been no awards granted under the 2007 Plan to date. Additionally, inasmuch as awards under the 2007 Plan will be granted at the sole discretion of the Committee, the Company cannot determine at this time either the persons who will receive awards under the 2007 Plan or the amount of any such awards.

The affirmative vote of a majority of the votes cast, provided that the total votes cast represent a majority of the outstanding stock entitled to vote thereon, is required to approve the 2007 Plan.

The Board of Directors unanimously recommends a vote “FOR” the approval to the Company’s 2007 Equity Incentive Plan.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche LLP to serve as the Company’s independent auditors for the fiscal year ending June 30, 2007. Representatives of Deloitte & Touche LLP are expected to be present at the Shareholders Meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised by shareholders.

In accordance with its Charter, the Audit Committee has reviewed with Deloitte & Touche LLP whether the non-audit services provided by them are compatible with maintaining their independence. During fiscal 2006 and 2005, the Company retained Deloitte & Touche LLP to provide the following services in the following categories and amounts:

	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit fees	$2,087,000	$4,109,500
Audit related fees	—	306,600
Tax fees	—	20,100
All other fees	—	3,000
	$2,087,000	$4,439,200

The affirmative vote of a majority of shares present and entitled to vote at the Shareholders Meeting is required to approve this proposal. The Board is submitting the appointment of Deloitte & Touche LLP to shareholders for ratification. If the shareholders fail to ratify the appointment, the Board will reconsider whether or not to retain Deloitte & Touche LLP. If prior to the Shareholders Meeting, Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its engagement is otherwise discontinued by the Board of Directors, then in any such case the Board of Directors will appoint other independent auditors.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company.

2007 SHAREHOLDER NOMINATIONS AND PROPOSALS

The eligibility of shareholders to submit proposals, the proper subjects of the shareholder proposals and other issues governing shareholder proposals are regulated by the rules adopted under Section 14 of the Exchange Act. Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange for Act for inclusion in the Company’s proxy materials for the 2007 Annual Meeting of Shareholders must be received by the Company at its principal executive offices at 21 Griffin Road North, Windsor, Connecticut 06095-1563, no later than August 13, 2007.

Shareholders who wish to suggest nominees for election to the Board of Directors at the 2007 Annual Meeting should write, on or before August 13, 2007, to the Secretary of the Company at 21 Griffin Road North, Windsor, Connecticut 06095-1563, stating in detail the qualifications of such persons for consideration by the Nominating and Corporate Governance Committee of the Board of Directors.

Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors to:  TRC Companies at 521 Griffin Road North, Windsor, Connecticut  06095-1563, Attention:  Corporate Secretary. All communications other than those determined in good faith by the corporate secretary to be frivolous are compiled by the Corporate Secretary and forwarded to the Board of Directors or the individual director(s) accordingly.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters do properly come before the meeting, the persons named in the enclosed proxy will vote upon them in their discretion and in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, Washington, D.C., is available to shareholders without charge upon request. Address requests to: TRC Companies, Inc., 21 Griffin Road North, Windsor, CT 06095-1563, Attention: Investor Relations.

The cost of preparing and mailing the Notice of Shareholders’ Meeting, Proxy Statement and Form of Proxy will be paid by the Company. The Company will request banks, brokers, fiduciaries and similar persons to forward copies of such material to beneficial owners of the Company’s Common Stock in a timely manner and to request authority for execution of proxies, and the Company will reimburse such persons and institutions for their out-of-pocket expenses incurred in connection therewith. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may solicit the return of the proxies by telephone, personal communication or other methods. The extent of this solicitation by personal contact will depend upon the response to the initial solicitation by mail. It is anticipated that the costs of solicitation, if undertaken, will not exceed $1,000.

By Order of the Board of Directors

Martin H. Dodd
Senior Vice President, General Counsel and Secretary
Dated at Windsor, Connecticut April 16, 2007

APPENDIX A

2007 EQUITY INCENTIVE PLAN

TRC COMPANIES, INC.

1.                 Purpose; Establishment

The TRC Companies, Inc. 2007 Equity Incentive Plan (the “Plan”) is intended to encourage ownership of shares of the Company’s Common Stock by selected Employees and Directors of the Company and its Affiliates and to provide an additional incentive to those Employees and Directors to promote the success of the Company and its Affiliates. The Plan has been adopted and approved by the Board of Directors and shall become effective as of May 10, 2007, subject to the approval of the stockholders of the Company.

2.                 Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)   “Affiliate” means any entity if, at the time of granting of an Award (A) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (B) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

(b)   “Agreement” shall mean either the written agreement between the Company and a Participant or a written notice from the Company to a Participant evidencing an Award.

(c)   “Award” shall mean any Option, Restricted Stock, Phantom Stock, Stock Bonus, Stock Appreciation Right or Other Award granted pursuant to the terms of the Plan.

(d)   “Board of Directors” shall mean the Board of Directors of the Company.

(e)   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)    “Committee” shall mean the Compensation Committee of the Board of Directors or any subset thereof as designated by a duly adopted resolution of such Compensation Committee.

(g)   “Company” shall mean TRC Companies, Inc., a Delaware corporation.

(h)   “Common Stock” shall mean the common stock of the Company, par value $0.10 per share.

(i)    A “Corporate Change in Control” shall be deemed to have occurred upon:

(i)    the acquisition of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than thirty-three percent (33%) of the combined voting power of the Company’s then outstanding securities by a person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding for this purpose, the Company or its Affiliates, or any employee benefit plan of the Company), pursuant to a transaction or series of related transactions which the Board of Directors does not expressly approve;

(ii)   the election to the Board of Directors of candidates not previously recommended for election by the then sitting Board of Directors if such candidates constitute a majority of the Board of Directors in office following such election; or

(iii)  the occurrence of any other event which the incumbent Board in its sole discretion determines should be considered a Corporate Change in Control.

(j)    “Corporate Transaction” shall mean the following unless and until the transaction becomes a Corporate Change in Control:

(i)    a reorganization, recapitalization, merger or consolidation unless more than fifty percent (50%) of the Company’s outstanding voting stock or the voting stock of the corporation resulting from the transaction (or the parent of such corporation) is held subsequent to the transaction by the persons who held the stock of the Company immediately prior to such transaction, or

(ii)   the sale, transfer or other disposition of all or substantially all of the assets of the Company to a successor in interest to the business of the Company.

(k)   “Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(l)    “Designated Employee” shall mean an Employee designated by the Committee, in its sole discretion, as a “Designated Employee” for purposes of the Plan at any time prior to the effective date of a Corporate Transaction.

(m)  “Director” shall mean a member of the Board of Directors.

(n)   “Effective Date” shall mean May 10, 2007.

(o)   “Employee” shall mean an individual employed by the Company or an Affiliate as a common law employee (determined under the regular personnel policies, practices and classifications of the Company or the Affiliate, as applicable). An individual is not considered an Employee for purposes of the Plan if the individual is classified as a consultant or contractor under the Company or an Affiliate’s regular personnel classifications and practices, or if the individual is a party to an agreement to provide services to the Company or an Affiliate without participating in the Plan, notwithstanding that such individual may be treated as a common law employee for payroll tax, coverage requirements under Section 410(b) of the Code, nondiscrimination requirements under Section 401(a)(4) of the Code or other legal purposes.

(p)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q)   “Fair Market Value” of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange (including the New York Stock Exchange) on which such shares are traded on the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors or the Committee. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse. For purposes of grants hereunder, Fair Market Value of such grant shall be the Fair Market Value on the date of grant.

(r)    “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an incentive stock option.

(s)    “Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(t)    “Option” shall mean an option to purchase shares of Common Stock granted pursuant to Section 7.

(u)   “Other Award” shall mean an award granted pursuant to Section 11.

(v)   “Participant” shall mean an Employee or Director to whom an Award is granted pursuant to the Plan.

(w)  “Phantom Stock” shall mean the right, granted pursuant to Section 9, to receive in cash, shares or other property an amount, the value of which is related to the Fair Market Value of a share of Common Stock.

(x)   “Restricted Stock” shall mean a share of Common Stock which is granted pursuant to the terms of Section 8 and which is subject to restrictions as set forth in Section 8(d).

(y)   “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(z)   “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(aa) “Stock Appreciation Right” shall mean the right to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock (as determined on the date of exercise), over (i) if the Stock Appreciation Right is not related to an Option, the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted, or (ii) if the Stock Appreciation Right is related to an Option, the purchase price of a share of Common Stock specified in the related Option, and pursuant to such further terms and conditions as are provided under Section 11.

(bb) “Stock Bonus” shall mean a bonus payable in shares of Common Stock granted pursuant to Section 10.

(cc) “Vesting Date” shall mean the date established by the Committee on which an Award shall vest.

3.                 Stock Subject to the Plan

(a)   Shares Available for Awards.   The maximum number of shares of Common Stock reserved for issuance under the Plan shall be 1,500,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

(b)   Individual Limitation.   The total number of shares of Common Stock subject to Awards (including Awards which may be payable in cash but denominated as shares of Common Stock), awarded to any Participant shall not exceed 300,000 shares in any tax year of the Company (subject to adjustment as provided herein).

(c)   Adjustment for Change in Capitalization.   In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, then, any or all as applicable of the following items (1) through (4) shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code:  (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any outstanding Awards, and (4) the maximum number of shares subject to Awards which may be awarded to any Participant during any tax year of the Company.

(d)   Adjustment for Change or Exchange of Shares for Other Consideration.   In the event the outstanding shares of Common Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event (“Transaction”), then, unless otherwise determined by the Committee in its sole and absolute discretion, (1) each outstanding Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Common Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, and (2) each outstanding Award that is not an Option and that is not automatically changed in connection with the Transaction shall represent the number and/or kind of shares of capital stock, and/or the amount of cash, securities or other property so distributed, into which the number of shares of Common Stock covered by the outstanding Award would have been changed or exchanged had they been held by a shareholder of the Company.

(e)   Reuse of Shares.   The following shares of Common Stock shall again become available for Awards: (1) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever; (2) any shares of Restricted Stock forfeited and (3) any previously owned or withheld shares of Common Stock obtained by the Participant pursuant to an Award and received by the Company in exchange for Option shares upon a Participant’s exercise of an Option, as permitted under Section 7(c)(ii).

4.                 Administration of the Plan

The Plan shall be administered by the Committee who may delegate certain actions to the Chairman of the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in any applicable performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Committee may also (a) accelerate the date on which any Award granted under the Plan becomes exercisable or (b) accelerate the Vesting Date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Committee determines that such acceleration, waiver or other adjustment is necessary or desirable in light of the circumstances. Notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a Transaction or other change in the Company’s capitalization) without the approval of the Company’s stockholders.

5.                 Eligibility

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such Employees (including officers of the Company, whether or not they are members of the Board of Directors) and Directors  as the Committee shall select from time to time. The grant of an Award hereunder in any year to any Employee or Director shall not entitle such person to a grant of an Award in any future year.

6.                 Awards Under the Plan Agreements

The Committee may grant Options, shares of Restricted Stock, shares of Phantom Stock, Stock Bonuses, Stock Appreciation Rights and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.                 Options

(a)   Identification of Options.   Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Each Option shall state the number of shares of the Common Stock to which it pertains.

(b)   Exercise Price.   Each Agreement with respect to an Option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the Option. Subject to Section 7(d) (if applicable), the option exercise price per share shall be determined by the Committee at the time of grant; provided, however, that in no event shall the Option price be less than the Fair Market Value of the Common Stock as determined on the date of grant.

(c)   Term and Exercise of Options.

(i)    Each Option shall become exercisable at the time or times determined by the Committee or upon the achievement of the performance objectives determined by the Committee, in each case as set forth in the applicable Agreement. Subject to Section 7(d) (if applicable), the expiration date of each Option shall be as determined by the Committee and as set forth in the applicable Agreement and shall not be longer than ten (10) years from the date of the grant thereof.

(ii)   An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company. The option exercise price shall be payable upon the exercise of the Option. It shall be payable in United States dollars in cash or by check.

(iii)  Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)   Limitations on Incentive Stock Options.

(i)    The exercise price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be not less than the Fair Market Value of a share of Common Stock as determined on the date of grant.

(ii)   To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or an Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(e)   No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

8.                 Restricted Stock

(a)   Price.   At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)   Vesting Date.   At the time of the grant of shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(h), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 8(d) shall lapse.

(c)   Conditions to Vesting.   At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

(d)   Restrictions on Transfer Prior to Vesting.   Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.

(e)   Dividends on Restricted Stock.   The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(f)    Issuance of Certificates.   Following the date of grant with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in or imposed pursuant to the TRC Companies, Inc. 2007 Equity Incentive Plan.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

Each certificate issued pursuant to this Section 8(f), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

(g)   Consequences of Vesting.   Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 8(f).

(h)   Effect of Termination of Employment or Service.   Except as set forth in Section 13(c), (d) or (e) or as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee’s authority under Section 4, upon the termination of a Participant’s employment or service, for any reason other than For Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company together with any dividends paid on such shares; provided that if the Committee, in its sole and absolute discretion, shall within thirty (30) days after such termination of employment or service, notify the Participant in writing of its decision not to terminate the Participant’s rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(i)    In the event of the termination of a Participant’s employment or service For Cause, any and all shares which have not vested shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company, together with any dividends paid on such shares, in return which the Company shall repay to the Participant any amount paid by the Participant for such shares.

9.                 Phantom Stock

(a)   General.   Grants of units of Phantom Stock may be granted by the Committee in its discretion.

(b)   Vesting Date.   At the time of the grant of units of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such units (subject to the provisions of Section 9(a) hereof). The Committee may divide such units into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 9(c) are satisfied, and except as provided in Section 9(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such unit shall vest.

(c)   Benefit   Upon Vesting.   Upon the vesting of a unit of Phantom Stock, the Participant shall be paid, within 30 days of the date on which such unit vests, an amount, in cash and/or shares of Common Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Common Stock on the date on which such share of Phantom Stock vests and (2) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the unit of Phantom Stock was granted and terminating on the date on which such unit vests.

(d)   Conditions to Vesting.   At the time of the grant of units of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such units as it, in its absolute discretion, deems appropriate, to be contained in the Agreement.

(e)   Effect of Termination of Employment or Service.   Except as set forth in Section 13(c), (d) or (e) or as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee’s amendment authority pursuant to Section 4, units of Phantom Stock that have not vested, together with any dividends credited on such units, shall be forfeited upon the Participant’s termination of employment or service, for any reason.

(f)    Special Provisions Regarding Awards.   Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 9 to Covered Employees or Directors may be based on the attainment of performance criteria as described in Section 12. No payment in respect of any such Phantom Stock award shall be paid to a Covered Employee or Director, until the attainment of the respective performance measures have been determined by the Committee.

10.          Stock Bonuses

Stock Bonus Awards may be granted by the Committee in its discretion. In the event that the Committee grants a Stock Bonus, a certificate for the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. Each Stock Bonus Award granted hereunder shall be granted within the earlier of (i) two and one half months after the end of the fiscal year of the Company, or (ii) the date the related salary or cash bonus was otherwise to be paid.

11.          Other Awards; Stock Appreciation Rights

(a)   Other forms of Awards (including any Stock Appreciation Rights), (hereinafter “Other Awards”) valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other Awards under the Plan. Other Awards may be granted by the Committee in its discretion. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

(b)   A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option, or may be granted unrelated to an Option.

(c)   A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 11(f). Such Option will, to the extent surrendered, then cease to be exercisable.

(d)   In the case of Stock Appreciation Rights granted in relation to Options, if the Stock Appreciation Right covers as many shares as the related Option, the exercise of a related Option shall cause the number of shares covered by the Stock Appreciation Right to be reduced by the number of shares with respect to which the related Option is exercised. If the Stock Appreciation Right covers fewer shares than the related Option, when a portion of the related Option is exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only to the extent necessary so that the number of remaining shares subject to the Stock Appreciation Right is not more than the remaining shares subject to the Option.

(e)   Subject to Section 11(k) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(f)    Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i)    The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

(ii)   The number of shares as to which such Stock Appreciation Rights will have been exercised. Notwithstanding anything herein to the contrary, payment of any Stock Appreciation Rights shall comply with §409A of the Internal Revenue Code of 1986, as amended.

(g)   A Stock Appreciation Right granted without relationship to an Option will be exercisable as determined by the Committee but in no event after ten years from the date of grant.

(h)   A Stock Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

(i)    The difference obtained by subtracting the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

(ii)   the number of shares as to which such Stock Appreciation Rights will have been exercised.

(i)    Notwithstanding subsections (f) and (h) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted on the instrument evidencing the Participant’s Stock Appreciation Right granted hereunder.

(j)    Payment of the amount determined under subsections (f) and (h) above may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that full payment will be made in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(k)   The Committee may impose such additional conditions or limitations on the exercise of a Stock Appreciation Right as it may deem necessary or desirable to secure for holders of Stock Appreciation Rights the benefits of Rule 16b-3, or any successor provision in effect at the time of grant or exercise of a Stock Appreciation Right or as it may otherwise deem advisable.

12.          Performance Awards

Notwithstanding anything to the contrary contained herein and to the extent permitted under applicable law and in compliance with Section 162(m) of the Code, Awards granted to Covered Employees or Directors may be based on the attainment of performance goals pre-established by the Committee.

(If the Committee determines that a Performance Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 12.

(a)   Performance Goals Generally.   The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12. The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b)   Business Criteria.   One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings (net of or including dividends); (2) EBIT or EBITDA; (3) gross or net revenue or changes in annual revenues;  (4) cash flow(s) (including operating or net cash flow(s) and days sales outstanding); (5) financial return ratios; (6) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (7) earnings growth or EPS growth; (8) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (9) adjusted pre-tax margin; (10) pre-tax profits; (11) operating margins, operating profits; and/or operating expenses; (12) dividends; (13) net income or net operating income; (14) growth in operating earnings or growth in EPS; (15) value of assets; (16) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (17) aggregate product price and other product measures; (18) expense or cost levels; (19) reduction of losses, loss ratios or expense ratios; (20) reduction in fixed costs; (21) operating cost management; (22) cost of capital; (23) debt reduction; (24) productivity improvements; (25) average inventory turnover; (26) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (27) advertising efficiency; (28) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (29) employee diversity goals or employee turnover; (30) specified objective social goals; (31) safety record; (32) management of employment practices and employee benefits; (33) supervision of litigation; (34) information technology; and (35) goals relating to acquisitions or divestitures of subsidiaries or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(c)   Performance Period; Timing for Establishing Performance Goals.   Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of one year or more, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(d)   Performance Award Pool.   The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 12(b) during the given performance period, as specified by the Committee in accordance with Section 12(c). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(e)   Settlement of Performance Awards; Other Terms.   Settlement of Performance Awards shall be in cash, Common Stock, other Awards or other property, in the Committee’s discretion. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 12. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by a Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

13.          Effect of Corporate Transaction

(a)   Options.   In the event of a Corporate Transaction, the Committee shall, prior to the effective date of the Corporate Transaction, as to each outstanding Option under the Plan either (i) make appropriate provisions for the Options to be assumed by the successor corporation or its parent or be replaced with a comparable options to purchase shares of the capital stock of the successor corporation or its parent; (ii) upon written notice to the Participants provide that all Options must be exercised and the Plan will terminate (all Options having been made fully exercisable as set forth below in this Section 13; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the then aggregate Fair Market Value of the shares subject to such Options (all Options having been made fully exercisable as set forth below in this Section 13) over the aggregate exercise price thereof. Each outstanding Option under the Plan which is assumed in connection with a Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of the Common Stock as are subject to such Option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option price payable per share, provided the aggregate Option price payable for such securities shall remain the same.

(b)   Other Awards.   In the event of a Corporate Transaction, the Committee shall, prior to the effective date of the Corporate Transaction, as to each outstanding Award (other than an Option) under the Plan either (i) make appropriate provisions for the Awards to be assumed by the successor corporation or its parent or be replaced with comparable Awards with respect to the successor corporation or its parent; (ii) provide that such Awards shall be fully vested and exercisable, as applicable, prior to such Corporate Transaction and, to the extent that such Awards (other than awards of Restricted Stock) are not exercised prior to such Corporate Transaction, shall terminate upon the consummation of the Corporate Transaction or (iii) terminate all such Awards in exchange for a cash payment equal to the then aggregate Fair Market Value of the shares subject to such Award (all Awards having been made fully exercisable as set forth below in this Section 13), less any applicable exercise price, if any.

(c)   Determination of Comparability.   The determination of comparability under this Section shall be made by the Committee and its determination shall be final, binding and conclusive.

(d)   Other Adjustments.   The class and number of securities available for issuance under the Plan on both an aggregate and per participant basis shall be appropriately adjusted by the Committee to reflect the effect of the Corporate Transaction upon the Company’s capital structure.

(e)   Termination of the Plan.   In the event the Company terminates the Plan or elects to cash out Options or Stock Appreciation Rights in accordance with clauses (ii) and (iii) of paragraph (a) or (b) of this Section 13, then the exercisability of each affected Award outstanding under the Plan shall be automatically accelerated so that each such Award shall immediately prior to such Corporate Transaction, become fully vested and may be exercised prior to such Corporate Transaction for all or any portion of such Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing sentence.

14.          Acceleration Upon Corporate Change in Control

In the event of a Corporate Change in Control then the exercisability or vesting of each Award outstanding under the Plan shall be automatically accelerated so that each such Award shall immediately prior to such Corporate Change in Control, become fully vested or exercisable for the full number of shares of the Common Stock purchasable under an Award to the extent not previously exercised and may be exercised for all or any portion of such shares within the originally prescribed term of the Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing sentence. However, an outstanding Award under the Plan shall not be accelerated under this Section if and to the extent one or more limitations imposed by the Committee at the time of grant preclude such acceleration upon a Corporate Change in Control.

15.          Rights as a Shareholder

No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Award until the date of issuance of such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock is issued.

16.          No Employment Rights; No Right to Award

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or an Affiliate or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

17.          Securities Matters

(a)   Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that any certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)   The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18.          Withholding Taxes

Whenever cash is to be paid pursuant to an Award, the Company or Affiliate by which the Participant is employed shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company or Affiliate by which the Participant is employed in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

19.          Notification of Election Under Section 83(b) of the Code

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

20.          Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

With respect to an Incentive Stock Option, the Participant holding such Option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition. Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

21.          Amendment or Termination of the Plan

No amendment to the Plan which (i) increases the number of shares of Common Stock issuable under the Plan (ii) materially changes the class of persons eligible to participate in the Plan, (iii) would have the effect of materially increasing the benefits accruing under the Plan to Participants or (iv) materially alters the provisions of the second paragraph of Section 4 shall be effective without approval by the stockholders of the Company. Except as set forth in the preceding sentence, the Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall also be required for any such amendment if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law or the requirements of any securities exchange upon which the securities of the Company trade. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award. Notwithstanding anything herein to the contrary, any amendment shall be invalid if it triggers taxation under §409A or otherwise violates sections of the Internal Revenue Code of 1986, as amended, under which the Plan otherwise intends to comply, including, but not limited to §83, §421 and §422.

22.          Transferability

Awards granted under the Plan shall not be transferable by a participant other than (i) by will or by the laws of descent and distribution, or (ii) with respect to Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order, as defined by the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder, or (iii) as otherwise determined by the Committee. The designation of a beneficiary of an Award by a Participant shall not be deemed a transfer prohibited by this Section. Except as provided in the preceding sentence, an Award shall be exercisable, during a Participant’s lifetime, only by the Participant (or by his or her legal representative) and shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Award contrary to the provisions of this Section, or the levy of any attachment or similar process upon an Award, shall be null and void. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

23.          Dissolution or Liquidation of the Company

Upon the dissolution or liquidation of the Company other than in connection with transactions to which Section 13 is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights hereunder of a Participant or one who acquired an Award by will or by the laws of descent and distribution have not otherwise terminated and expired, the Participant or such person shall have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right to exercise such Award has accrued as of the date immediately prior to such dissolution or liquidation. Awards of Restricted Stock that have not vested as of the date of such dissolution or liquidation shall be forfeited as of the date of such dissolution or liquidation.

24.          Effective Date and Term of Plan

The Plan shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless extended or earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. No extension of the Plan shall operate to permit the grant of Incentive Stock Options following the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

25.          Applicable Law

The Plan shall be construed and enforced in accordance with the law of the State of Delaware, without reference to its principles of conflicts of law.

26.          Participant Rights

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Common Stock certificate to him or her for such shares.

27.          Unfunded Status of Awards

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

28.          No Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

29.          Beneficiary

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

30.          Severability

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

31.          Certain Limitation on Awards to Ensure Compliance with Code Section 409A

For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A shall mean, for an award that would be subject to Code Section 409A (a “409A Award”), that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for an award not subject to Code Section 409A (a “Non-409A Award”), that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).

SOLICITED BY THE BOARD OF DIRECTORS OF

TRC COMPANIES, INC.

PROXY

I (We) hereby appoint Christopher P. Vincze and Martin H. Dodd and each of them as proxies with power of substitution and revocation to vote all my (our) shares of Common Stock in TRC Companies, Inc., at the Annual Meeting of Shareholders to be held May 10, 2007 at 2:00 p.m., at the Princeton Club of New York, 15 West 43rd Street, New York, NY 10036 and at any adjournments thereof:  (Please place mark in one box only.)

The Board of Directors recommends a vote FOR the following proposals:

ITEM 1 - Election of eight (8) nominees for directors.

For	Withhold
☐	☐	Sherwood L. Boehlert, Friedrich K. M. Bohm, Stephen M. Duff, Edward G. Jepsen, Edward W. Large, John M. F. MacDonald, J. Jeffrey McNealey and Christopher P. Vincze.
To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.

ITEM 2 — The approval of the Company’s 2007 Equity Compensation Plan.

☐ For	☐ Against	☐ Abstain

ITEM 3 — The ratification of the appointment of Deloitte & Touche LLP as independent auditors to audit the Company’s financial statements for the fiscal year ending June 30, 2007.

☐ For	☐ Against	☐ Abstain

The Proxies named above will, in their sole discretion, vote upon such other matters as may properly come before the meeting and any adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE 8 NOMINEES FOR DIRECTOR AND FOR ITEMS 2 AND 3.

Dated	, 2007

Signature(s)

Please sign exactly as your name or names appear on this Proxy. Joint owners should each sign. Attorneys, executors, administrators, trustees or guardians should so indicate when signing.